Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. REPORTS SECOND QUARTER FISCAL 2026 RESULTS; PROVIDES UPDATED FISCAL 2026 OUTLOOK

●	Net Income Per Diluted Share of $0.25 and Net Sales of $613.3 Million for the Second Quarter, Both Exceeding Guidance
●	Repurchases of $24.6 Million or 1,140,988 Shares in the Second Quarter
●	Maintains Strong Cash and Availability Position
●	Provides Updated Fiscal 2026 Guidance

New York, New York – September 4, 2025 – G-III Apparel Group, Ltd. (NasdaqGS: GIII) (“G-III” or the “Company”) today reported results for the second quarter of fiscal 2026, ended July 31, 2025.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “In the second quarter, we exceeded expectations across both net sales and earnings, driven by the strong momentum of our go-forward portfolio, led by DKNY, Donna Karan, Karl Lagerfeld, and Vilebrequin. These results highlight our ability to execute on strategic priorities and leverage our powerful corporate platform to maximize the full potential of our globally recognized brands.”

Mr. Goldfarb concluded, “Looking ahead, we have updated fiscal 2026 guidance to reflect the current macro environment, a more cautious outlook from our retail partners, as well as the impact of tariffs on our top and bottom lines. We are actively mitigating tariff pressures through a combination of vendor participation, selective sourcing shifts, and targeted price increases. I am confident in our ability to successfully navigate the challenging environment and responsibly exit the expiring licenses. Our strong balance sheet and dynamic business model provides the flexibility to invest in our brands as well as pursue strategic opportunities to drive long-term growth and shareholder value.”

Results of Operations

Second Quarter Fiscal 2026

Net sales for the second quarter ended July 31, 2025 decreased 5% to $613.3 million compared to $644.8 million in the prior year’s quarter.

Net income for the second quarter ended July 31, 2025 was $10.9 million, or $0.25 per diluted share, compared to $24.2 million, or $0.53 per diluted share, in the prior year’s quarter.

Non-GAAP net income per diluted share was $0.25 for the second quarter ended July 31, 2025 compared to $0.52 in the same period last year. Non-GAAP net income per diluted share excludes (i) in the second quarter of fiscal 2026, $0.3 million in one-time severance expenses related to a closed warehouse and (ii) in the second quarter of fiscal 2025, a ($0.6) million gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. The effect of these exclusions had no impact on earnings per diluted share in the second quarter of this year and was equal to ($0.01) per diluted share in last year’s second quarter.

Balance Sheet as of Second Quarter Fiscal 2026

Inventories increased 5% to $639.8 million this year compared to $610.5 million last year.

Total debt decreased 96% to $15.5 million this year compared to $414.0 million last year. In August 2024, we voluntarily redeemed the entire $400.0 million principal amount of our senior secured notes (the “Notes”) at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest. The payment was made with cash on hand and borrowings from the revolving credit facility.

Capital Allocation

Share repurchases of 1,140,988 for $24.6 million were made in the second quarter ended July 31, 2025.

Outlook

The Company has provided guidance for fiscal 2026, which reflects the current macro environment, a more cautious outlook from our retail partners, as well as the impact of tariffs on our top and bottom lines. Based on current tariff rates, the Company anticipates a total incremental tariff cost of approximately $155 million. This has been partially offset through vendor participation, strategic sourcing shifts and targeted price increases. The remaining unmitigated impact, reflected in fiscal 2026 guidance, is estimated at $75 million, primarily weighted to the second half of the year.

In addition, the Company today provided its outlook for its third quarter ending October 31, 2025.

Fiscal 2026

Net sales are expected to be approximately $3.02 billion. This compares to net sales of $3.18 billion for fiscal 2025.

Net income is expected to be between $112.0 million and $122.0 million, or diluted earnings per share between $2.53 and $2.73. This compares to net income of $193.6 million, or $4.20 per diluted share, for fiscal 2025.

Non-GAAP net income for fiscal 2026 is expected to be between $113.0 million and $123.0 million, or diluted earnings per share between $2.55 and $2.75. This compares to non-GAAP net income of $203.6 million, or diluted earnings per share of $4.42 for fiscal 2025.

Adjusted EBITDA for fiscal 2026 is expected to be between $198.0 million and $208.0 million compared to adjusted EBITDA of $325.9 million in fiscal 2025.

Net interest expense is expected to be approximately $5.0 million.

Tax rate for fiscal 2026 is estimated to be 29.9%.

Third Quarter Fiscal 2026

Net sales for the third quarter of fiscal 2026 are expected to be approximately $1.01 billion. This compares to net sales of $1.09 billion in last year’s third quarter.

Net income for the third quarter of fiscal 2026 is expected to be between $62.0 million and $72.0 million, or diluted earnings per share between $1.43 and $1.63. This compares to net income of $114.8 million, or $2.55 per diluted share, in last year’s third quarter.

Non-GAAP Financial Measures

Reconciliations of GAAP net income to non-GAAP net income, GAAP net income per diluted share to non-GAAP net income per diluted share and GAAP net income to adjusted EBITDA are presented in tables accompanying the financial statements included in this release and provide useful information to evaluate the Company’s operational performance. A description of the amounts excluded on a non-GAAP basis are provided in conjunction with these tables. Non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III Apparel Group, Ltd. is a global fashion leader with expertise in design, sourcing, distribution, and marketing. The Company owns and licenses a portfolio of more than 30 preeminent brands, each differentiated by unique brand propositions, product categories, and consumer touchpoints. G-III owns ten iconic brands, including DKNY, Donna Karan, Karl Lagerfeld, and Vilebrequin, and licenses over 20 of the most sought-after names in global fashion, including Calvin Klein, Tommy Hilfiger, Levi’s, Nautica, Halston, Converse, BCBG, and major national sports leagues, among others.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the federal securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the reliance on licensed product, risks relating to G-III’s ability to increase revenues from sales of its other products, new acquired businesses or new license agreements as licenses for Calvin Klein and Tommy Hilfiger product expire on a staggered basis, reliance on foreign manufacturers, risks of doing business abroad, supply chain disruptions, risks related to acts of terrorism and the effects of war, the current economic and credit environment risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, including inflation and higher interest rates, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024

	(Unaudited)

Net sales	$613,266	$644,755	$1,196,875	$1,254,502
Cost of goods sold	362,795	368,881	699,860	719,735
Gross profit	250,471	275,874	497,015	534,767

Selling, general and administrative expenses	226,845	229,030	458,340	465,651
Depreciation and amortization	7,326	5,380	13,899	14,148
Operating profit	16,300	41,464	24,776	54,968

Other income (loss)	(707)	(2,952)	2,755	(3,175)
Interest and financing charges, net	304	(4,876)	(157)	(10,300)
Income before income taxes	15,897	33,636	27,374	41,493

Income tax expense	4,958	9,447	8,676	11,752
Net income	10,939	24,189	18,698	29,741
Less: loss attributable to noncontrolling interests	—	(23)	—	(273)
Net income attributable to G-III Apparel Group, Ltd.	$10,939	$24,212	$18,698	$30,014

Net income attributable to G-III Apparel Group, Ltd. per common share:
Basic	$0.26	$0.54	$0.43	$0.67
Diluted	$0.25	$0.53	$0.42	$0.65

Weighted average shares outstanding:
Basic	42,777	44,569	43,254	45,022
Diluted	44,219	45,483	44,795	46,105

Selected Balance Sheet Data (in thousands):	As of July 31,
	2025	2024

	(Unaudited)

Cash and cash equivalents	$301,778	$414,791
Working capital	812,675	1,047,653
Inventories	639,756	610,492
Total assets	2,690,981	2,696,287
Total debt	15,481	413,968
Operating lease liabilities	280,295	218,733
Total stockholders' equity	1,708,521	1,512,635

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands)

	Three Months Ended		Six Months Ended
	July 31, 2025	July 31, 2024	July 31, 2025	July 31, 2024

	(Unaudited)

GAAP net income attributable to G-III Apparel Group, Ltd.	$10,939	$24,212	$18,698	$30,014

Excluded from non-GAAP:
One-time warehouse related severance expenses	349	—	1,327	—
Gain on forgiveness of liabilities	—	(600)	—	(600)
Income tax impact of non-GAAP adjustments	(108)	168	(420)	168

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$11,180	$23,780	$19,605	$29,582

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) in the second quarter of fiscal 2026, one-time severance expenses related to a closed warehouse and (ii) in the second quarter of fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP NET INCOME PER SHARE

	Three Months Ended		Six Months Ended
	July 31, 2025	July 31, 2024	July 31, 2025	July 31, 2024

	(Unaudited)

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$0.25	$0.53	$0.42	$0.65

Excluded from non-GAAP:
One-time warehouse related severance expenses	—	—	0.03	—
Gain on forgiveness of liabilities	—	(0.01)	—	(0.01)
Income tax impact of non-GAAP adjustments	—	—	(0.01)	—

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$0.25	$0.52	$0.44	$0.64

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes (i) in the second quarter of fiscal 2026, one-time severance expenses related to a closed warehouse and (ii) in the second quarter of fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

			Forecasted Twelve	Actual Twelve
	Three Months Ended		Months Ending	Months Ended
	July 31, 2025	July 31, 2024	January 31, 2026	January 31, 2025

	(Unaudited)

Net income attributable to G-III Apparel Group, Ltd.	$10,939	$24,212	$112,000 - 122,000	$193,566

One-time warehouse related severance expenses	349	—	1,327	1,908
Asset impairments	—	—	—	8,195
Gain on forgiveness of liabilities	—	(600)	—	(600)
Depreciation and amortization	7,326	5,380	30,000	27,444
Interest and financing charges, net	(304)	4,876	5,000	18,842
Income tax expense	4,958	9,447	49,673	76,566

Adjusted EBITDA, as defined	$23,268	$43,315	$198,000 - 208,000	$325,921

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net and income tax expense and excludes in both fiscal 2026 and 2025, (i) one-time severance expenses related to a closed warehouse and in fiscal 2025, (ii) asset impairments and (iii) the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME TO FORECASTED AND ACTUAL NON-GAAP NET INCOME

(In thousands)

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended	Months Ending	Months Ended
	October 31, 2025	October 31, 2024	January 31, 2026	January 31, 2025

	(Unaudited)

Net income attributable to G-III Apparel Group, Ltd.	$62,000 - 72,000	$114,768	$112,000 - 122,000	$193,566

Excluded from non-GAAP:
One-time warehouse related severance expenses	—	530	1,327	1,908
Asset impairments	—	—	—	8,195
Write-off of deferred financing costs	—	1,598	—	1,598
Gain on forgiveness of liabilities	—	—	—	(600)
Income tax impact of non-GAAP adjustments	—	(610)	(327)	(1,030)

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$62,000 - 72,000	$116,286	$113,000 - 123,000	$203,637

Non-GAAP net income is a “non-GAAP financial measure” that excludes in both fiscal 2026 and 2025, (i) one-time severance expenses related to a closed warehouse and in fiscal 2025, (ii) asset impairments, (iii) the write-off of deferred financing costs related to the redemption of the Notes and (iv) the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. The income tax impact of non-GAAP adjustments is calculated using the effective tax for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME PER SHARE TO FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended	Months Ending	Months Ended
	October 31, 2025	October 31, 2024	January 31, 2026	January 31, 2025

	(Unaudited)

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$1.43 - 1.63	$2.55	$2.53 - 2.73	$4.20

Excluded from non-GAAP:
One-time warehouse related severance expenses	—	0.01	0.03	0.04
Asset impairments	—	—	—	0.18
Write-off of deferred financing costs	—	0.04	—	0.03
Gain on forgiveness of liabilities	—	—	—	(0.01)
Income tax impact of non-GAAP adjustments	—	(0.01)	(0.01)	(0.02)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$1.43 - 1.63	$2.59	$2.55 - 2.75	$4.42

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes in both fiscal 2026 and 2025, (i) one-time severance expenses related to a closed warehouse and in fiscal 2025, (ii) asset impairments, (iii) the write-off of deferred financing costs related to the redemption of the Notes and (iv) the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. The income tax impact of non-GAAP adjustments is calculated using the effective tax for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

SVP of Investor Relations and Treasurer

(646) 473-5228